
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                       8,021,882
<SECURITIES>                                         0
<RECEIVABLES>                                   35,114<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,486,401<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,486,401<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,215,172<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               674,821
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                540,351
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            540,351
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   540,351
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $28,295 and due from DWR of
$6,819.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $429,405.
<F3>Liabilities include redemptions payable of $68,911, accrued brokerage commissions of $15,597, accrued management fees of $27,897, administrative expenses payable of $72,652 and accrued transaction fees and costs of $1,239.
<F4>Total revenues include realized trading revenue of $888,100, net change in unrealized of $63,429 and interest income of $263,643.

